Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1994 - C Owner Trust
                          For the Month of September
                     Distribution Date of October 20, 1997
                           Servicer Certificate #34

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $67,800,397.54
Beginning Pool Factor                                           0.2152189

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,909,565.03
     Interest Collected                                       $489,042.13

Additional Deposits:
     Repurchase Amounts                                       $287,221.03
     Liquidation Proceeds / Recoveries                        $328,951.97
Total Additional Deposits                                     $616,173.00

Repos / Chargeoffs                                                  $0.00
Aggregate Number of Notes Charged Off                                  34

Total Available Funds                                       $7,014,780.16

Ending Pool Balance                                        $61,603,611.48
Ending Pool Factor                                              0.1955484

Servicing Fee                                                  $56,500.33

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,827,872.26
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                     ($212,243.91)
     Ending Balance                                         $6,615,628.35

Current Weighted Average APR:                                       9.473%
Current Weighted Average Remaining Term (months):                   20.51

Delinquencies                                               Dollars      Notes
     Installments:              1 - 30 days            $1,280,562.25      456
                                31 - 60 days             $224,147.81      156
                                60+  days                $153,354.58       77

     Total:                                            $1,658,064.64      480

     Balances:                  60+  days              $2,310,688.20       77

Memo Item - Reserve Account
     Prior Month                                       $6,492,277.53
+    Invest. Income                                       $25,027.20
+    Excess Serv.                                        $310,567.53
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $6,827,872.26

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  September

                                                                                 NOTES
                                                                  (Money Market)
                                                    TOTAL           CLASS A - 1         CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $67,800,397.54
Ending Pool Balance                             $61,603,611.48

Collected Principal                              $6,196,786.06
Collected Interest                                 $489,042.13
Charge - Offs                                            $0.00
Liquidation Proceeds / Recoveries                  $328,951.97
Servicing                                           $56,500.33
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $6,958,279.83

Beginning Balance                               $67,487,374.37               $0.00     $63,445,735.91      $4,041,638.46

Interest Due                                       $450,926.24               $0.00        $422,971.57         $27,954.67
Interest Paid                                      $450,926.24               $0.00        $422,971.57         $27,954.67
Principal Due                                    $6,196,786.06               $0.00      $5,979,898.55        $216,887.51
Principal Paid                                   $6,196,786.06               $0.00      $5,979,898.55        $216,887.51

Ending Balance                                  $61,290,588.31               $0.00     $57,465,837.36      $3,824,750.95
Note / Certificate Pool Factor                                              0.0000             0.5924             0.3468
   (Ending Balance / Original Pool Amount)
Total Distributions                              $6,647,712.30               $0.00      $6,402,870.12        $244,842.18

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $310,567.53
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,827,872.26
(Release) / Draw                                  ($212,243.91)
Ending Reserve Acct Balance                      $6,615,628.35

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  September


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                 4                 3                 2                 1
                                              May-97            Jun-97            Jul-97            Aug-97            Sep-97
Beginning Pool Balance                    $89,162,155.05    $84,372,089.82    $77,953,304.94    $73,190,495.38    $67,800,397.54

A)   Loss Trigger:
Principal of Contracts Charged Off               $980.80       $107,029.39       $164,471.73       $121,813.12             $0.00
Recoveries                                   $113,137.61       $138,233.94         $5,720.25        $60,762.65       $328,951.97

Total Charged Off (Months 5, 4, 3)           $272,481.92
Total Recoveries (Months 3, 2, 1)            $395,434.87
Net Loss / (Recoveries) for 3 Mos           ($122,952.95)(a)

Total Balance (Months 5, 4, 3)           $251,487,549.81 (b)

Loss Ratio Annualized  [(a/b) * (12)]            -0.5867%

Trigger:  Is Ratio > 1.5%                             No
                                                                                  Jul-97            Aug-97            Sep-97

B)   Delinquency Trigger:                                                        $907,344.23       $659,027.36     $2,310,688.20
     Balance delinquency 60+ days                                                   1.16396%          0.90043%          3.40807%
     As % of Beginning Pool Balance                                                 1.16630%          1.02719%          1.82415%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:                 2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer